Investors: David Gennarelli, 415-507-6033
david.gennarelli@autodesk.com

Press:    Noah Cole, 415-580-3535
noah.cole@autodesk.com

AUTODESK REPORTS SECOND QUARTER FINANCIAL RESULTS
Strong Billings and Deferred Revenue Growth

SAN RAFAEL, Calif., AUGUST 27, 2015-- Autodesk, Inc. (NASDAQ: ADSK) today reported financial results for the second quarter of fiscal 2016. The company reported strong billings and deferred revenue growth.

Second Quarter Fiscal 2016

•	Total billings increased 7 percent, compared to the second quarter last year as reported, and 15 percent on a constant currency basis.

•	Deferred revenue increased 26 percent to $1.2 billion, compared to $981 million in the second quarter last year.

•	Total subscriptions increased by approximately 61,000 from the first quarter of fiscal 2016. Total subscriptions were 2.39 million at the end of the second quarter.

•	Revenue was $610 million, a decrease of 4 percent compared to the second quarter last year as reported, and flat on a constant currency basis.

•	GAAP operating margin was 1 percent, compared to 8 percent in the second quarter last year.

•	Non-GAAP operating margin was 11 percent, compared to 18 percent in the second quarter last year. A reconciliation of GAAP to non-GAAP results is provided in the accompanying tables.

•
GAAP diluted net loss per share was $(1.04). Please refer to the comment below regarding the non-cash GAAP tax charge recorded in the quarter. GAAP diluted net income per share was $0.13 in the second quarter last year.

•	Non-GAAP diluted net income per share was $0.19, compared to $0.35 in the second quarter last year.

•	Cash flow from operating activities was $77 million, compared to $96 million in the second quarter last year.

"We are pleased with the progress of our business model transition," said Carl Bass, Autodesk president and CEO. "Strong billings and deferred revenue growth led the quarter and we continue to see customers adopt our new model subscription offerings, which are showing strong year-over-year and sequential growth. For the past two years we've been preparing for this transition and we're now ready to accelerate the process."

Second Quarter Operational Overview

As a reminder, Autodesk is undergoing a business model transition in which the company will discontinue selling new perpetual licenses in favor of subscriptions and flexible license arrangements. During the transition, billings, revenue, gross margin, operating margin, EPS, deferred revenue, and cash flow from operations will be impacted as more revenue is recognized ratably rather than up front and as new offerings bring a wider variety of price points.

Revenue in the Americas increased 6 percent compared to the second quarter last year to $236 million. EMEA revenue was $226 million, a decrease of 7 percent compared to the second quarter last year as reported, and flat on a constant currency basis. Revenue in APAC was $148 million, a decrease of 13 percent compared to the second quarter last year as reported, and 9 percent on a constant currency basis. Revenue from emerging economies was $92 million, a decrease of 7 percent compared to the second quarter last year as reported, and 5 percent on a constant currency basis. Revenue from emerging economies represented 15 percent of total revenue in the second quarter.

Revenue from the Architecture, Engineering and Construction business segment was $233 million, an increase of 7 percent compared to the second quarter last year. Revenue from the Platform Solutions and Emerging Business segment was $164 million, a decrease of 21 percent compared to the second quarter last year. Revenue from the Manufacturing business segment was $171 million, an increase of 2 percent compared to the second quarter last year. Revenue from the Media and Entertainment business segment was $41 million, a decrease of 6 percent compared to the second quarter last year.

Revenue from Flagship products was $272 million, a decrease of 11 percent compared to the second quarter last year. Revenue from Suites was $226 million, a decrease of 3 percent compared to the second quarter last year. Revenue from New and Adjacent products was $112 million, an increase of 13 percent compared to the second quarter last year.

In the second quarter, Autodesk recorded a non-cash GAAP tax charge of $214 million to establish a valuation allowance on certain U.S. deferred tax assets.  Due to Autodesk's pre-tax U.S. GAAP cumulative loss over the last three years, the company evaluated its deferred tax assets and determined that a valuation allowance was required. This is a GAAP-only charge and has no impact to cash this year or in the future. Autodesk will continue to monitor the application of this accounting rule and will consider reversing the valuation allowance when conditions warrant.

"Looking at the second half of this fiscal year we are maintaining our billings and subscriptions outlook but we're now expecting a greater portion of our sales to shift from perpetual licenses to new subscription types," said Scott Herren, Autodesk Chief Financial Officer. "Since the revenue from these new subscription types is deferred and recognized ratably we have revised our revenue, operating margin and EPS outlook for the year. Looking beyond this year, we are currently refining our plans around the pace and timeframe for the business model transition and look forward to providing more detail at our Investor Day event scheduled for September 29th."

Business Outlook

The following are forward-looking statements based on current expectations and assumptions, and involve risks and uncertainties some of which are set forth below under "Safe Harbor." Autodesk's business outlook for the third quarter and full year fiscal 2016 assumes, among other things, a continuation of the current economic environment and foreign exchange currency rate environment. A reconciliation between the GAAP and non-GAAP estimates for fiscal 2016 is provided below or in the tables following this press release.

Third Quarter Fiscal 2016

Q3 FY16 Guidance Metrics	Q3 FY16 (ending October 31, 2015)
Revenue (in millions)	$580 - $600
EPS GAAP	($0.23) - ($0.18)
EPS Non-GAAP (1)	$0.05 - $0.10
_______________
(1) Non-GAAP earnings per diluted share exclude $0.21 related to stock-based compensation expense and $0.07 for the amortization of acquisition related intangibles, net of tax.

Full Year Fiscal 2016

FY16 Guidance Metrics	FY16 (ending January 31, 2016)
Billings growth (1)	2% - 4%
Revenue (in millions) (2)	$2,465 - $2,505
GAAP operating margin	(2)% - (1)%
Non-GAAP operating margin	9% - 10%
EPS GAAP (3)	($1.39) - ($1.27)
EPS Non-GAAP (4)	$0.60 - $0.72
Net subscription additions	375,000 - 425,000
_______________
(1) On a constant currency basis, billings growth would be 9% - 11%.
(2) On a constant currency basis, revenue growth would be 3% - 5%.
(3) GAAP net loss per diluted share includes $0.94 related to the non-cash GAAP tax charge of $214 million to reduce U.S. deferred tax assets.  The charge reflects the business model transition and resulting reduction in our pre-tax U.S. GAAP profitability.
(4) Non-GAAP earnings per diluted share exclude $0.94 related to the non-cash GAAP tax charge to reduce U.S. deferred tax assets, $0.75 related to stock-based compensation expense, and $0.31 for the amortization of acquisition related intangibles, offset by $0.01 for gains on strategic investment, net of tax.

The third quarter and full year fiscal 2016 outlook assume a projected annual effective tax rate of 24 percent and 26 percent for GAAP and non-GAAP results, respectively.

Earnings Conference Call and Webcast

Autodesk will host its first quarter conference call today at 5:00 p.m. ET. The live broadcast can be accessed at http://www.autodesk.com/investors. Supplemental financial information and prepared remarks for the conference call will be posted to the investor relations section of Autodesk's website simultaneously with this press release.

A replay of the broadcast will be available at 7:00 pm ET at http://www.autodesk.com/investors. This replay will be maintained on Autodesk's website for at least 12 months.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including statements in the paragraphs under “Business Outlook” above, statements regarding the impacts of our business model transition, expectations regarding the transition of product offerings to subscription, and other statements regarding our strategies, market and products positions, performance, and results. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: failure to maintain our revenue growth and profitability; failure to successfully manage transitions to new business models and markets, including the introduction of additional ratable revenue streams and our continuing efforts to attract customers to our cloud-based offerings and expenses related to the transition of our business model; difficulty in predicting revenue from new businesses and the potential impact on our financial results from changes in our business models; general market, political, economic and business conditions; the impact of non-cash charges on our financial results; fluctuation in foreign currency exchange rates; the success of our foreign currency hedging program; failure to control our expenses; our performance in particular geographies, including emerging economies; the ability of governments around the world to meet their financial and debt obligations, and finance infrastructure projects; weak or negative growth in the industries we serve; slowing momentum in subscription billings or revenues; difficulties encountered in integrating new or acquired businesses and technologies; the inability to identify and realize the anticipated benefits of acquisitions; the financial and business condition of our reseller and distribution channels; dependence on and the timing of large transactions; failure to achieve sufficient sell-through in our channels for new or existing products; pricing pressure; unexpected fluctuations in our tax rate; the timing and degree of expected investments in growth and efficiency opportunities; changes in the timing of product releases and retirements; and any unanticipated accounting charges.

Further information on potential factors that could affect the financial results of Autodesk are included in Autodesk's Annual Report on Form 10-K for the year ended January 31, 2015 and Form 10-Q for the quarter ended April 30, 2015, which are on file with the U.S. Securities and Exchange Commission. Autodesk disclaims any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Autodesk

Autodesk helps people imagine, design and create a better world. Everyone--from design professionals, engineers and architects to digital artists, students and hobbyists--uses Autodesk software to unlock their creativity and solve important challenges. For more information visit autodesk.com or follow @autodesk.

Autodesk is a registered trademark of Autodesk, Inc., and/or its subsidiaries and/or affiliates in the USA and/or other countries. All other brand names, product names or trademarks belong to their respective holders. Autodesk reserves the right to alter product and service offerings, and specifications and pricing at any time without notice, and is not responsible for typographical or graphical errors that may appear in this document.

© 2015 Autodesk, Inc. All rights reserved.

Autodesk, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per share data)

	Three Months Ended July 31,		Six Months Ended July 31,
	2015	2014	2015	2014
	(Unaudited)
Net revenue:
License and other	$290.5	$350.4	$617.2	$666.6
Subscription	319.0	286.7	638.8	563.0
Total net revenue	609.5	637.1	1,256.0	1,229.6
Cost of revenue:
Cost of license and other revenue	53.0	53.4	106.1	102.7
Cost of subscription revenue	40.0	34.5	78.7	63.9
Total cost of revenue	93.0	87.9	184.8	166.6
Gross profit	516.5	549.2	1,071.2	1,063.0
Operating expenses:
Marketing and sales	240.8	237.6	494.7	463.0
Research and development	193.1	179.3	387.6	349.8
General and administrative (1)	70.1	71.5	146.0	134.0
Amortization of purchased intangibles (1)	8.2	10.1	17.1	21.0
Restructuring charges, net	—	0.8	—	3.1
Total operating expenses	512.2	499.3	1,045.4	970.9
Income from operations	4.3	49.9	25.8	92.1
Interest and other expense, net	(3.4)	(7.0)	(3.1)	(13.6)
Income before income taxes	0.9	42.9	22.7	78.5
Provision for income taxes	(236.4)	(11.6)	(239.1)	(18.9)
Net (loss) income	$(235.5)	$31.3	$(216.4)	$59.6
Basic net (loss) income per share	$(1.04)	$0.14	$(0.95)	$0.26
Diluted net (loss) income per share	$(1.04)	$0.13	$(0.95)	$0.26
Weighted average shares used in computing basic net (loss) income per share	227.0	227.3	227.1	227.1
Weighted average shares used in computing diluted net (loss) income per share	227.0	232.4	227.1	232.4
_____________________
(1) Effective in second quarter of fiscal 2015, Autodesk elected to present amortization of purchased customer relationships, trade names, patents, and user lists as a separate line item within operating expenses. As a result, amortization previously reflected in “General and Administrative” expense was reclassified to “Amortization of Purchased Intangibles" within Operating Expenses. Prior period amounts have been revised to conform to the current period presentation.

Autodesk, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	July 31, 2015	January 31, 2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,473.1	$1,410.6
Marketable securities	916.8	615.8
Accounts receivable, net	394.1	458.9
Deferred income taxes, net	10.0	85.1
Prepaid expenses and other current assets	105.8	100.9
Total current assets	2,899.8	2,671.3
Marketable securities	562.5	273.0
Computer equipment, software, furniture and leasehold improvements, net	158.2	159.2
Developed technologies, net	73.2	86.5
Goodwill	1,473.8	1,456.2
Deferred income taxes, net	4.2	100.0
Other assets (1)	170.1	163.5
Total assets	$5,341.8	$4,909.7
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$90.8	$100.5
Accrued compensation	172.2	253.3
Accrued income taxes	52.3	28.2
Deferred revenue	881.6	900.8
Other accrued liabilities	116.9	117.3
Total current liabilities	1,313.8	1,400.1
Deferred revenue	354.7	256.3
Long term income taxes payable	124.0	158.8
Long term deferred income taxes	28.9	—
Long term notes payable, net (1)	1,486.2	743.1
Other liabilities	132.1	132.2
Stockholders’ equity:
Preferred stock	—	—
Common stock and additional paid-in capital	1,808.0	1,773.1
Accumulated other comprehensive loss	(70.3)	(53.3)
Retained earnings	164.4	499.4
Total stockholders’ equity	1,902.1	2,219.2
Total liabilities and stockholders' equity	$5,341.8	$4,909.7
_______________

(1)
Effective in the second quarter of 2016, Autodesk elected to retrospectively adopt ASU 2015-03, regarding Subtopic 835-30 “Interest - Imputation of Interest". The adoption resulted in a $4.1 million reclassification of debt issuance costs from other assets to a reduction of long term notes payable, net, as of January 31, 2015.

Autodesk, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)

	Six Months Ended July 31,
	2015	2014
	(Unaudited)
Operating activities:
Net (loss) income	$(216.4)	$59.6
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation, amortization and accretion	74.0	73.3
Stock-based compensation expense	90.9	73.4
Deferred income taxes	197.9	1.1
Restructuring charges, net	—	3.1
Other operating activities	(15.3)	5.5
Changes in operating assets and liabilities, net of business combinations:
Accounts receivable	64.4	76.3
Prepaid expenses and other current assets	(19.4)	(7.8)
Accounts payable and accrued liabilities	(81.5)	(21.5)
Deferred revenue	79.2	68.9
Accrued income taxes	(10.1)	(17.0)
Net cash provided by operating activities	163.7	314.9
Investing activities:
Purchases of marketable securities	(1,314.2)	(684.2)
Sales of marketable securities	187.0	127.3
Maturities of marketable securities	541.0	407.1
Capital expenditures	(29.8)	(31.6)
Acquisitions, net of cash acquired	(37.5)	(548.3)
Other investing activities	(13.1)	(0.7)
Net cash used in investing activities	(666.6)	(730.4)
Financing activities:
Proceeds from issuance of common stock, net of issuance costs	33.2	91.3
Repurchase and retirement of common stock	(207.7)	(204.3)
Proceeds from debt, net of discount	748.3	—
Other financing activities	(6.3)	(1.7)
Net cash provided by (used in) financing activities	567.5	(114.7)
Effect of exchange rate changes on cash and cash equivalents	(2.1)	0.3
Net increase (decrease) in cash and cash equivalents	62.5	(529.9)
Cash and cash equivalents at beginning of fiscal year	1,410.6	1,853.0
Cash and cash equivalents at end of the period	$1,473.1	$1,323.1

Autodesk, Inc.
Reconciliation of GAAP financial measures to non-GAAP financial measures
(In millions, except per share data)

To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per share, non-GAAP diluted shares used in per share calculation and billings. Excluding billings, these non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense, restructuring charges, amortization of purchased intangibles, gain and loss on strategic investments, and related income tax expenses. In the case of billings, we reconcile to revenue by adjusting for the change in deferred revenue from the beginning to the end of the period less any deferred revenue balances acquired from business combination(s) during the period and other discounts. See our reconciliation of GAAP financial measures to non-GAAP financial measures herein. We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

The following table shows Autodesk's non-GAAP results reconciled to GAAP results included in this release.

	Three Months Ended July 31,		Six Months Ended July 31,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)

GAAP cost of license and other revenue	$53.0	$53.4	$106.1	$102.7
Stock-based compensation expense	(1.2)	(1.1)	(2.7)	(2.0)
Amortization of developed technology	(11.2)	(13.4)	(23.6)	(25.2)
Non-GAAP cost of license and other revenue	$40.6	$38.9	$79.8	$75.5

GAAP cost of subscription revenue	$40.0	$34.5	$78.7	$63.9
Stock-based compensation expense	(1.2)	(1.0)	(2.6)	(1.8)
Amortization of developed technology	(0.8)	(1.1)	(1.9)	(2.3)
Non-GAAP cost of subscription revenue	$38.0	$32.4	$74.2	$59.8

GAAP gross profit	$516.5	$549.2	$1,071.2	$1,063.0
Stock-based compensation expense	2.4	2.1	5.3	3.8
Amortization of developed technology	12.0	14.5	25.5	27.5
Non-GAAP gross profit	$530.9	$565.8	$1,102.0	$1,094.3

GAAP marketing and sales	$240.8	$237.6	$494.7	$463.0
Stock-based compensation expense	(17.3)	(17.6)	(39.0)	(31.6)
Non-GAAP marketing and sales	$223.5	$220.0	$455.7	$431.4

GAAP research and development	$193.1	$179.3	$387.6	$349.8
Stock-based compensation expense	(14.8)	(13.7)	(32.4)	(24.6)
Non-GAAP research and development	$178.3	$165.6	$355.2	$325.2

GAAP general and administrative	$70.1	$71.5	$146.0	$134.0
Stock-based compensation expense	(6.2)	(6.4)	(14.2)	(13.4)
Non-GAAP general and administrative	$63.9	$65.1	$131.8	$120.6

GAAP amortization of purchased intangibles	$8.2	$10.1	$17.1	$21.0
Amortization of purchased intangibles	(8.2)	(10.1)	(17.1)	(21.0)
Non-GAAP Amortization of purchased intangibles	$—	$—	$—	$—

GAAP restructuring charges, net	$—	$0.8	$—	$3.1
Restructuring charges, net	—	(0.8)	—	(3.1)
Non-GAAP restructuring charges, net	$—	$—	$—	$—

GAAP operating expenses	$512.2	$499.3	$1,045.4	$970.9
Stock-based compensation expense	(38.3)	(37.7)	(85.6)	(69.6)
Amortization of purchased intangibles	(8.2)	(10.1)	(17.1)	(21.0)
Restructuring charges, net	—	(0.8)	—	(3.1)
Non-GAAP operating expenses	$465.7	$450.7	$942.7	$877.2

GAAP income from operations	$4.3	$49.9	$25.8	$92.1
Stock-based compensation expense	40.7	39.8	90.9	73.4
Amortization of developed technology	12.0	14.5	25.5	27.5
Amortization of purchased intangibles	8.2	10.1	17.1	21.0
Restructuring charges, net	—	0.8	—	3.1
Non-GAAP income from operations	$65.2	$115.1	$159.3	$217.1

GAAP interest and other expense, net	$(3.4)	$(7.0)	$(3.1)	$(13.6)
(Gain) loss on strategic investments	(2.4)	3.3	(3.4)	6.9
Non-GAAP interest and other expense, net	$(5.8)	$(3.7)	$(6.5)	$(6.7)

GAAP provision for income taxes	$(236.4)	$(11.6)	$(239.1)	$(18.9)
Discrete GAAP tax benefit (provision) items	4.3	(2.6)	1.2	(4.7)
Establishment of valuation allowance on deferred tax assets	213.6	—	213.6	—
Income tax effect of non-GAAP adjustments	3.1	(15.2)	(15.4)	(31.0)
Non-GAAP provision for income tax	$(15.4)	$(29.4)	$(39.7)	$(54.6)

GAAP net (loss) income	$(235.5)	$31.3	$(216.4)	$59.6
Stock-based compensation expense	40.7	39.8	90.9	73.4
Amortization of developed technology	12.0	14.5	25.5	27.5
Amortization of purchased intangibles	8.2	10.1	17.1	21.0
Restructuring charges, net	—	0.8	—	3.1
(Gain) loss on strategic investments	(2.4)	3.3	(3.4)	6.9
Discrete GAAP tax benefit (provision) items	4.3	(2.6)	1.2	(4.7)
Establishment of valuation allowance on deferred tax assets	213.6	—	213.6	—
Income tax effect of non-GAAP adjustments	3.1	(15.2)	(15.4)	(31.0)
Non-GAAP net income	$44.0	$82.0	$113.1	$155.8

GAAP diluted net (loss) income per share	$(1.04)	$0.13	$(0.95)	$0.26
Stock-based compensation expense	0.18	0.18	0.39	0.32
Amortization of developed technology	0.05	0.06	0.11	0.12
Amortization of purchased intangibles	0.04	0.04	0.07	0.09
Restructuring charges, net	—	—	—	0.01
(Gain) loss on strategic investments	(0.01)	0.01	(0.01)	0.03
Discrete GAAP tax benefit (provision) items	0.02	(0.01)	0.01	(0.03)
Establishment of valuation allowance on deferred tax assets	0.94	—	0.94	—
Income tax effect of non-GAAP adjustments	0.01	(0.06)	(0.07)	(0.13)
Non-GAAP diluted net income per share	$0.19	$0.35	$0.49	$0.67

GAAP diluted shares used in per share calculation	227.0	232.4	227.1	232.4
Shares included in non-GAAP net income per share, but excluded from GAAP net loss per share as they would have been anti-dilutive	4.1	—	4.5	—
Non-GAAP diluted weighted average shares used in per share calculation	231.1	232.4	231.6	232.4

Autodesk, Inc.

Other Supplemental Financial Information (a)

Fiscal Year 2016	QTR 1	QTR 2	QTR 3	QTR 4	YTD 2016
Financial Statistics ($ in millions, except per share data):
Total Net Revenue:	$647	$610			$1,256
License and Other Revenue	$327	$291			$617
Subscription Revenue	$320	$319			$639

GAAP Gross Margin	86%	85%			85%
Non-GAAP Gross Margin (1)(2)	88%	87%			88%

GAAP Operating Expenses	$533	$512			$1,045
GAAP Operating Margin	3%	1%			2%
GAAP Net Income (Loss)	$19	$(236)			$(216)
GAAP Diluted Net Income (Loss) Per Share (b)	$0.08	$(1.04)			$(0.95)

Non-GAAP Operating Expenses (1)(3)	$477	$466			$943
Non-GAAP Operating Margin (1)(4)	15%	11%			13%
Non-GAAP Net Income (1)(5)(c)	$69	$44			$113
Non-GAAP Diluted Net Income Per Share (1)(6)(b)(c)	$0.30	$0.19			$0.49

Total Cash and Marketable Securities	$2,271	$2,952			$2,952
Days Sales Outstanding	44	59
Capital Expenditures	$13	$17			$30
Cash Flow from Operating Activities	$87	$77			$164
GAAP Depreciation, Amortization and Accretion	$38	$36			$74

Deferred Subscription Revenue Balance (c)	$930	$1,004			$1,004

Revenue by Geography:
Americas	$244	$236			$480
Europe, Middle East and Africa	$245	$226			$471
Asia Pacific	$157	$148			$305
% of Total Rev from Emerging Economies	14%	15%			15%

Revenue by Segment:
Architecture, Engineering and Construction	$237	$233			$470
Platform Solutions and Emerging Business	$185	$164			$349
Manufacturing	$185	$171			$356
Media and Entertainment	$40	$41			$81

Other Revenue Statistics:
% of Total Rev from Flagship	46%	45%	45%
% of Total Rev from Suites	37%	37%	37%
% of Total Rev from New and Adjacent	17%	18%	17%
% of Total Rev from AutoCAD and AutoCAD LT	25%	24%	25%

Favorable (Unfavorable) Impact of U.S. Dollar Translation Relative to
Foreign Currencies Compared to Comparable Prior Year Period:
FX Impact on Total Billings	$(31)	$(50)	$(81)
FX Impact on Total Net Revenue	$(22)	$(25)	$(47)
FX Impact on Cost of Revenue and Total Operating Expenses	$22	$25	$47
FX Impact on Operating Income	$—	$—	$—

Gross Profit by Segment:
Architecture, Engineering and Construction	$217	$210	$427
Platform Solutions and Emerging Business	$163	$139	$302
Manufacturing	$158	$151	$309
Media and Entertainment	$33	$32	$64
Unallocated amounts	$(16)	$(14)	$(31)

Common Stock Statistics:
GAAP Common Shares Outstanding	227.6	226.2	226.2
GAAP Fully Diluted Weighted Average Shares Outstanding	231.7	227.0	227.1
Shares Repurchased	1.6	2.1	3.7

Subscriptions (in millions):
Total Subscriptions (c)	2.33	2.39	2.39

(a) Totals may not agree with the sum of the components due to rounding.
(b) Net Income (Loss) Per Share were computed independently for each of the periods presented; therefore the sum of the net income (loss) per share amounts for the quarters may not equal the total for the year.

(c) Total Subscriptions consists of subscriptions from our maintenance, desktop, cloud service and enterprise license offerings that are active and paid as of the quarter end date. For certain cloud based and enterprise license offerings, subscriptions represent the monthly average activity within the last three months of the quarter end date. Total subscriptions do not include data from education offerings, consumer product offerings, certain Creative Finishing product offerings, Autodesk Buzzsaw, Autodesk Constructware and third party products. Subscriptions acquired with the acquisition of a business are captured once the data conforms to our subscription count methodology and when added, may cause variability in the quarterly comparisons of this calculation.

(1) To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per share and billings. Excluding net billings, these non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense, restructuring charges, amortization of purchased intangibles, gain and loss on strategic investments, and related income tax expenses. In the case of billings, we reconcile to revenue by adjusting for the change in deferred revenue from the beginning to the end of the period less any deferred revenue balances acquired from business combination(s) during the period and other discounts. See our reconciliation of GAAP financial measures to non-GAAP financial measures herein. We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods. There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying Autodesk's press release.

	QTR 1	QTR 2	QTR 3	QTR 4	YTD 2016
(2) GAAP Gross Margin	86%	85%			85%
Stock-based compensation expense	—%	—%			1%
Amortization of developed technology	2%	2%			2%
Non-GAAP Gross Margin	88%	87%			88%

(3) GAAP Operating Expenses	$533	$512			$1,045
Stock-based compensation expense	(47)	(38)			(86)
Amortization of purchased intangibles	(9)	(8)			(17)
Restructuring charges, net	—	—			—
Non-GAAP Operating Expenses	$477	$466			$943

(4) GAAP Operating Margin	3%	1%			2%
Stock-based compensation expense	8%	7%			7%
Amortization of developed technology	2%	2%			2%
Amortization of purchased intangibles	2%	1%			2%
Restructuring charges, net	—%	—%			—%
Non-GAAP Operating Margin	15%	11%			13%

(5) GAAP Net Income (Loss)	$19	$(236)			$(216)
Stock-based compensation expense	50	41			91
Amortization of developed technology	14	12			26
Amortization of purchased intangibles	9	8			17
Restructuring charges, net	—	—			—
(Gain) loss on strategic investments	(1)	(2)			(3)
Discrete GAAP tax (provision) benefit items	(3)	4			1
Establishment of valuation allowance on deferred tax assets	—	214			214
Income tax effect of non-GAAP adjustments	(19)	3			(15)
Non-GAAP Net Income	$69	$44			$113

(6) GAAP Diluted Net Income (Loss) Per Share	$0.08	$(1.04)	$(0.95)
Stock-based compensation expense	0.21	0.18	0.39
Amortization of developed technology	0.06	0.05	0.11
Amortization of purchased intangibles	0.04	0.04	0.07
Restructuring charges, net	—	—	—
(Gain) loss on strategic investments	—	(0.01)	(0.01)
Discrete GAAP tax (provision) benefit items	(0.01)	0.02	0.01
Establishment of valuation allowance on deferred tax assets	—	0.94	0.94
Income tax effect of non-GAAP adjustments	(0.08)	0.01	(0.07)
Non-GAAP Diluted Net Income Per Share	$0.30	$0.19	$0.49

Reconciliation for Billings:
	Q116	Q216
Year over year change in GAAP net revenue	9%	(4)%
Change in deferred revenue in the current period	(11)%	10%
Change in hedge gain (loss) applicable to billings	4%	2%
Change in acquisition related deferred revenue and other	1%	(1)%
Year over year change in billings	3%	7%

Reconciliation for Subscription Billings
	Q116	Q216
Year-over-year change in GAAP subscription revenue	16%	11%
Change in deferred subscription in the current period	(20)%	31%
Change in hedge gain (loss) applicable to subscription billings	5%	4%
Change in acquisition related deferred subscription revenue and other	2%	6%
Year-over-year change in subscription billings	3%	52%

Reconciliation for Guidance:
The following is a reconciliation of anticipated full year fiscal 2016 GAAP and non-GAAP operating margins:
	Fiscal 2016
GAAP operating margin	(2)%	(1)%
Stock-based compensation expense	3%	3%
Amortization of purchased intangibles	8%	8%
Non-GAAP operating margin	9%	10%

(a) Totals may not agree with the sum of the components due to rounding.